EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days. Such transactions involved the purchase of shares on the NASDAQ Global Market. Each of the prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date. The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
12/31/2013	Purchase	$ 11.5984	1	48100
1/2/2014	Purchase	$ 11.6729	2	5422
1/3/2014	Purchase	$ 12.4118	3	7363
1/6/2014	Purchase	$ 12.4849	4	14400
1/7/2014	Purchase	$ 12.4927	5	19966
1/8/2014	Purchase	$ 12.4842	6	30873
1/9/2014	Purchase	$ 12.3350	7	22863
1/10/2014	Purchase	$ 12.2949	8	28181
1/13/2014	Purchase	$ 12.1417	9	13767
1/14/2014	Purchase	$ 12.3354	10	4742
1/15/2014	Purchase	$ 12.4983	11	15601
1/17/2014	Purchase	$ 12.5052	12	21636
1/21/2014	Purchase	$ 12.6250	13	12100
1/22/2014	Purchase	$ 12.7128	14	494
1/23/2014	Purchase	$ 12.7425	15	798
1/24/2014	Purchase	$ 12.1774	16	37310
1/27/2014	Purchase	$ 11.7724	17	23161
1/28/2014	Purchase	$ 12.0534	18	29185
1/29/2014	Purchase	$ 11.8568	19	12679
1/30/2014	Purchase	$ 10.3169	20	87500
1/30/2014	Purchase	$ 11.0450	21	10000
1/31/2014	Purchase	$ 9.9953	22	71688
2/3/2014	Purchase	$ 9.7577	23	41917
2/4/2014	Purchase	$ 9.6042	24	46097
2/5/2014	Purchase	$ 9.2609	25	29222
2/6/2014	Purchase	$ 9.5661	26	60731
2/7/2014	Purchase	$ 9.5599	27	36336
2/10/2014	Purchase	$ 10.4233	28	35000
2/11/2014	Purchase	$ 10.2015	29	26390
2/12/2014	Purchase	$ 10.1551	30	25261
2/13/2014	Purchase	$ 10.1954	31	41000
2/14/2014	Purchase	$ 10.1833	32	58205
2/18/2014	Purchase	$ 10.5003	33	26166
2/19/2014	Purchase	$ 10.3957	34	22588
2/20/2014	Purchase	$ 10.4337	35	13180
2/21/2014	Purchase	$ 10.3434	36	13000
2/24/2014	Purchase	$ 10.3219	37	12000
2/25/2014	Purchase	$ 10.2314	38	30078
2/26/2014	Purchase	$ 10.1878	39	24220
2/27/2014	Purchase	$ 10.2564	40	20000

1 Executed at prices ranging from $11.48 - $11.60
2 Executed at prices ranging from $11.57 - $11.85
3 Executed at prices ranging from $12.21 - $12.54
4 Executed at prices ranging from $12.44 - $12.50
5 Executed at prices ranging from $12.36 - $12.50
6 Executed at prices ranging from $12.45 - $12.50
7 Executed at prices ranging from $12.25 - $12.50
8 Executed at prices ranging from $12.18 - $12.35
9 Executed at prices ranging from $12.02 - $12.20
10 Executed at prices ranging from $12.27 - $12.35
11 Executed at prices ranging from $12.46 - $12.50
12 Executed at prices ranging from $12.48 - $12.5250
13 Executed at prices ranging from $12.51 - $12.75
14 Executed at prices ranging from $12.65 - $12.75
15 Executed at prices ranging from $12.72 - $12.75
16 Executed at prices ranging from $11.89 - $12.74
17 Executed at prices ranging from $11.48 - $11.9450
18 Executed at prices ranging from $11.81 - $12.14
19 Executed at prices ranging from $11.85 - $11.86
20 Executed at prices ranging from $9.99 - $10.97
21 Executed at prices ranging from $11.03 - $11.06
22 Executed at prices ranging from $9.7950 - $10.10
23 Executed at prices ranging from $9.73 - $9.87
24 Executed at prices ranging from $9.50 - $9.70
25 Executed at prices ranging from $9.18 - $9.31
26 Executed at prices ranging from $9.35 - $9.90
27 Executed at prices ranging from $9.53 - $9.59
28 Executed at prices ranging from $10.35 - $10.45
29 Executed at prices ranging from $10.00 - $10.30
30 Executed at prices ranging from $10.00 - $10.22
31 Executed at prices ranging from $10.10 - $10.25
32 Executed at prices ranging from $10.12 - $10.25
33 Executed at prices ranging from $10.31 - $10.5
34 Executed at prices ranging from $10.29 - $10.50
35 Executed at prices ranging from $10.40 - $10.4450
36 Executed at prices ranging from $10.29 - $10.41
37 Executed at prices ranging from $10.29 - $10.3450
38 Executed at prices ranging from $10.13 - $10.27
39 Executed at prices ranging from $10.15 - $10.24
40 Executed at prices ranging from $10.24 - $10.29